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EXHIBIT 10.3

                      TELECOMMUNICATIONS SERVICES AGREEMENT

      THIS TELECOMMUNICATIONS SERVICES AGREEMENT (the "Agreement"), made this 28th day of October, 2004, by and between Xila Communications, LLC ("Xila") and eGIX, Inc. or its affiliates ("eGIX").

      WHEREAS, the parties have executed a Services Agreement and an Asset Purchase Agreement, of which this Agreement shall be considered Exhibit A,

      NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, Xila and eGIX agree as follows:

      1. eGIX will provide to Xila for its own use and for resale to its customers Tier I quality local, long distance and international services ("Services").

      2. eGIX hereby warrants that Services shall be delivered to Xila for its own use and for resale to its customers at prices that under no circumstances shall exceed either: (a) the price presently charged to Xila by its underlying service providers; or (b) the prices set forth on the __ pages attached hereto.

      3. The term of this Agreement shall commence on the date first set forth above and shall automatically terminate on the third anniversary of such date, unless earlier terminated upon the written agreement of the parties hereto.

XILA Communications, Inc.                            eGIX, Inc.

By: /s/ M.Hanuschek, CFO                    By: /s/ Steven Johns, President
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